UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019 (September 26, 2019)

THE PECK COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4050 Williston Road, #511 South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 658-3378

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PECK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2019, The Peck Company Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell to Lincoln Park and Lincoln Park is obligated to purchase up to $15.0 million in amounts of shares, as described below, of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to certain limitations, from time to time, over the 24-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed, and the other terms and conditions of the Purchase Agreement are satisfied. The Company may, at its sole discretion and subject to certain conditions, direct Lincoln Park to purchase up to 50,000 shares of Common Stock on any business day (such purchases, “Regular Purchases”), provided that the closing sale price of the Common Stock is not below the threshold prices as set forth in the Purchase Agreement. The Company may increase the amount which it directs Lincoln Park to purchase, up to a maximum of 100,000 shares of Common Stock, if on the date of the purchase the closing sale price of the Common Stock is not below certain threshold prices, as set forth in the Purchase Agreement, provided that in no event will the amount of a single Regular Purchase exceed $0.25 million (or $1.5 million if certain conditions set forth in the Purchase Agreement are met). The purchase price of Regular Purchases will be based on the prevailing market prices of shares of Common Stock, which shall be equal to the lesser of the lowest sale price of the Common Stock during the purchase date and the arithmetic average of the three (3) lowest closing sale prices of the Common Stock during the ten (10) business days prior to the purchase date. The Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or additional purchases if the closing sale price of the Common Stock is not below the threshold prices as set forth in the Purchase Agreement.

There is no upper limit on the price per share that Lincoln Park must pay for Common Stock under a Regular Purchase or an accelerated purchase. The Company may not sell shares of its Common Stock to Lincoln Park if such sale would result in Lincoln Park’s beneficial ownership exceeding 4.99% of the then outstanding shares of Common Stock. The Purchase Agreement also limits the Company’s issuance of shares of Common Stock to Lincoln Park thereunder 19.99% of the shares of Common Stock outstanding on the date of the Purchase Agreement unless (a) stockholder approval is obtained to issue more than such amount or (b) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds the lower of (i) the closing price of our common stock on the Nasdaq Capital Market immediately preceding September 26, 2019 or (ii) the average of the closing price of our common stock on the Nasdaq Capital Market for the five Business Days immediately preceding September 26, 2019.

On September 26, 2019, the Company issued to Lincoln Park 81,263 shares of Common Stock as commitment shares in consideration for entering into the Purchase Agreement, and shall issue 40,937 shares of Common Stock pro-rata in connection with any purchases when $5.0 million or less remains to be purchased under the Purchase Agreement. Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. With the exception of certain events of default pursuant to bankruptcy law, in which case the Purchase Agreement would automatically terminate, Lincoln Park does not have the right to terminate the Purchase Agreement upon certain events of default as further set forth in the Purchase Agreement; however, during an event of default, the Company may not deliver a notice directing Lincoln Park to purchase shares of Common Stock under the Purchase Agreement. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as the Company directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes at the Company’s sole discretion.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

***

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements, including statements regarding: anticipated sales of shares of Common Stock to Lincoln Park under the Purchase Agreement and the use of proceeds from such sales. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions, including: market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations, the Company’s need and ability to raise additional capital, risks associated with laws or regulatory requirements applicable to the Company, product performance, potential litigation, competition within the regenerative medicine field and those risks described in the Company’s periodic reports it files with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Given these risks, uncertainties and assumptions, many of which are beyond the Company’s control, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement between The Peck Company Holdings, Inc. and Lincoln Park Capital Fund, LLC, dated September 26, 2019.
10.2	Registration Rights Agreement between The Peck Company Holdings, Inc. and Lincoln Park Capital Fund, LLC, dated September 26, 2019.
99.1	Press Release of the Company, dated October 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer